EXHIBIT 31.4

SECTION 302 CERTIFICATION PURSUANT TO

RULE 13a-14 AND 15d-14 UNDER

THE SECURITIES ACT OF 1934, AS AMENDED

I, Brett H. Kaufman, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of Ladenburg Thalmann Financial Services Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2020

/s/ Brett H. Kaufman
Brett H. Kaufman
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)